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                                                                  Rule 424(b)(3)
                                                                      333-112274

            Addendum to Prospectus Supplement dated February 27, 2004

                                                          Dated: October 1, 2005

                                 STATE 0F ISRAEL
                                   $30,000,000
                                 MAZEL TOV BONDS

                             _______________________

      The interest rate on each Mazel Tov Bond purchased during the sales period commencing on October 1, 2005 and terminating on December 31, 2005 is 4.23%. The purchase price for each Mazel Tov Bond is $100, and each bond will mature five years after its issue date. The aggregate amount of principal and interest that will be payable upon maturity of each Mazel Tov Bond is $123.

      To ensure purchase of a Bond at such interest rate, all supporting documentation must be received in a form acceptable to Israel and the full purchase must be accepted by Israel by December 23, 2005.